THE PATTERSON CAPITAL CORPORATION
                                 CODE OF ETHICS


Section I    Standards of Conduct and Compliance with Laws and Regulations
             -------------------------------------------------------------

This Code of Ethics is based on the principle that the officers, directors and employees of The Patterson Capital Corporation ("Patterson") owe a fiduciary duty to Patterson and its managed account clients to conduct all business dealings with the highest ethical standards. Such conduct should be premised on the fundamental principles of openness, integrity, honesty and trust. All employees of Patterson must adhere to these general guidelines as well as comply with the specific provisions set forth herein.

This Code of Ethics is newly adopted pursuant to SEC Rule 204A-1 ("Rule"), and many provisions in this code are in excess of those required by the Rule. In particular, for provisions dealing with personal securities trading and reporting, Patterson has chosen to designate all directors, officers, supervised persons and employees as subject to its provision, whether they would be deemed to be "access" persons or not as defined by the Rule. Therefore, for the purposes of this document, references to "employees" shall be understood to mean all officers, directors, supervised persons and all other employees of Patterson, and there shall be no further reference to "access" persons or "supervised" persons.

Patterson requires its employees to comply with all federal securities laws. Employees are specifically not permitted, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by a client:

   .  To defraud such client in any manner;
   . to mislead such client, including by making a statement that omits material facts;
   . to engage in any act, practice or course of conduct which operates or . would operate as a fraud or deceit upon such client;
   . to engage in any manipulative practice with respect to such client; or . to engage in any manipulative practice with respect to securities, including price manipulation.

Technical compliance with this Code of Ethics will not automatically insulate an employee from scrutiny of activity that includes a breach of the individual's fiduciary duties to Patterson and/or its clients. Accordingly, all employees of Patterson must seek to avoid any actual or potential conflicts between their personal interests and the interests of our clients. In sum, all employees of Patterson shall place the interests of Patterson's clients before their personal interests.

Section II   Conflicts of Interest
             ---------------------

As a fiduciary, Patterson, has an affirmative duty of care, loyalty, honesty, and good faith to act in the best interests of its clients. Compliance with this duty can be achieved by trying to avoid conflicts of interest and by fully disclosing all material facts concerning any conflict that does arise with respect to any client, and by avoiding situations that have even the appearance of conflict or impropriety:

1.   Competing with Client Trades.
     ----------------------------

     All  employees of  Patterson  are  prohibited  from using  knowledge  about pending or currently considered securities transactions for clients to profit personally, directly or indirectly, as a result of such transactions, including by purchasing or selling such securities. Specific application of this principal is set forth in detail below under Section IV Personal Securities Transaction Procedures and Reporting.

2.   Disclosure of Personal Interest
     -------------------------------

     Patterson prohibits employees from recommending, implementing or considering any securities transaction for a client without having disclosed any material beneficial ownership, business or personal relationship, or other material interest in the issuer or its affiliates, to the Chief Compliance Officer (CCO). If the CCO deems the disclosed interest to present a material conflict, the employee may not participate in any decision-making process regarding the securities of that issuer.

3.   Referrals/Brokerage
     -------------------

     Employees are required to act in the best interests of its clients regarding brokerage services and to strictly adhere to Patterson's policies and procedures as outlined in Patterson's Best Execution and Trade Allocation Policies.

4.   No Transactions with Clients
     ----------------------------

     Employees are not permitted to knowingly sell to or purchase from a client any security or other property, except securities issued by the client.

5.   Outside Business Activities
     ---------------------------

     No Patterson employee may engage in any outside business activities that may give rise to conflicts of interest or jeopardize the integrity or reputation of Patterson or its affiliates. Similarly, no such outside business activities may be inconsistent with the interests of the accounts managed by Patterson. It is the policy of Patterson that no employee may serve as a director of a public or private company, except with the prior approval of the President of Patterson.

Section III  Protection of Material Nonpublic Information
             --------------------------------------------

The basic fiduciary premise at Patterson is that information concerning the identity of security holdings and financial circumstances of clients is confidential. Patterson employees must:

1. Keep all information about clients (including former clients) in strict confidence, including the client's identity (unless the client consents), the client's financial circumstances, the client's security holdings, and advice furnished to the client by the firm.

2. Must not disclose to persons outside the firm any material non-public information about any client, the securities investments made by the firm on behalf of a client, information about contemplated securities transactions, or information regarding the firm's trading strategies, except as required to effectuate securities transactions on behalf of a client, or for other legitimate business purposes such as to provide necessary information to persons providing services to the advisor or account (i.e. brokers, accountants, custodians).

3. Further, employees are prohibited from trading, either personally or on behalf of others, while in possession of material, nonpublic information. The term "material nonpublic information" relates to information about issuers, as well as the adviser's securities recommendations and client securities holdings and transactions. (For further information, please see Patterson's Insider Trading Policy for a detailed explanation, along with related civil and criminal insider trading penalties.)


Section IV   Personal Securities Transactions
             --------------------------------

1.   Definitions

     (a) Reportable security means a security as defined in section 202 (a) (18) of the Investment Advisors Act, except that it does not include the following:

         i.    Direct obligations of the Government of the United States
         ii. Banker's acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements
         iii.  Shares in money market funds
         iv.   Shares in open-end mutual funds other than reportable funds*
         v. Shares issued by unit investment trusts that are invested exclusively in one or more open-end mutual funds, none of which are reportable funds

* Shares of funds to which Patterson acts as and investment advisor or principal underwriter for the fund are reportable securities.

     (b) A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made or communicated to a decision maker and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

     (c) "Beneficial ownership" of securities shall be interpreted to mean any securities that are held by an employee's immediate family members sharing that employee's household. (Please see the further provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations therein)

2.   Restricted Investments

     (a) Employees are prohibited from investing in global or domestic fixed income securities owned by Patterson in its client accounts, or any derivatives based on such securities (for example, options or warrants to purchase convertible debt would be considered to be relating to the underlying securities for purposes of this policy), or any security being considered for purchase by Patterson, with the exception of those securities listed in IV, 1 (a).

     (b) Employees are prohibited from having a direct or indirect beneficial ownership in any security referenced in IV, 2 (a), with the exception of those securities listed in IV, 1 (a).

     (c) Employees are prohibited from investing in an equity issue into which any security held in an account managed by Patterson can be converted (convertible bond).

     (d) Employees must review the Patterson  Restricted List (maintained by the
         CCO) prior to purchasing any security to determine if such a security is held by any account managed by Patterson. If the security is on the restricted list the employee is prohibited from making the contemplated investment.

     (e) An exception to any of the policies set forth herein may be granted only upon demonstrating to a committee comprised of the President and the CCO of Patterson, that an employee would suffer extreme financial hardship should an exception not be granted.

3.   Pre-Clearance

     (a) Initial Public Offerings - Employees must receive pre-clearance from the CCO for any security offered in an Initial Public Offering (IPO)

     (b) Limited or Private Offerings - Employees must receive pre-clearance for any acquisition of securities in a limited offering (e.g., private placement), taking into account whether the opportunity is being offered to an individual by virtue of his or her position with Patterson.

     (c) Employees who have been authorized to acquire securities in a private placement are required to disclose that investment when they play a part in any client's subsequent consideration of an investment in the issuer; and

     (d) In such circumstances, the decision to purchase securities of the issuer for the client should be made either by another employee or, at a minimum, should be subject to an independent review by investment personnel with no personal interest in the issuer.


Section V    Personal Securities Reporting Procedures
             ----------------------------------------

In order to insure that this Code of Ethics is being complied with in respect to personal securities transactions, certain reporting requirement are imposed by the SEC and incumbent upon Patterson's CCO to monitor. Those employees who own reportable securities will be required to report holdings and transactions as described herein. (Employees who do not have any personal securities transactions during a given quarter are not required to submit any report confirming the absence of such transactions.)

1. Holdings Reports - Employees must to submit to the CCO a report of all securities holdings within 10 days after they beginning their employment at Patterson, and annually after that on a date to be designated by the CCO. Such reports must be current as of a date no more than 45 days prior to the date submitted to the CCO. Preformatted reports have been prepared and are available by request of the CCO. The holdings report must include:

     (a) The title and exchange ticker symbol or CUSIP number, type of security, number of shares and principal amount (if applicable) of each reportable security in which the employee has any direct or indirect beneficial ownership;
     (b) The name of any broker, dealer or bank with which the employee maintains an account in which any securities are held for the employee's direct or indirect benefit and associated account numbers or identifiers
     (c) The date the report is submitted.

2.   Quarterly Transaction Reports
     -----------------------------

     Within 30 days after the end of each calendar quarter, employees must submit transaction reports covering the prior quarter's activity for all reportable securities. The transaction reports must include information about each transaction involving a reportable security in which the access person had, or as a result of the transaction acquired, any direct or indirect beneficial ownership. The reports must include:

     (a) The date of the transaction, the title and exchange ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares and the principal amount (if applicable) of each reportable security involved;

     (b) The type of the transaction (e.g., purchase, sale);
     (c) The price of the security at which the transaction was effected;
     (d) The name of the broker, dealer, or bank with or through which the transaction was effected;
     (e) The date the report is submitted.

3.   Brokerage Confirmations and Statements
     --------------------------------------

     Patterson requires that employees direct their brokers to provide to the CCO, on a timely basis, duplicate copies of confirmations of all personal securities transactions and copies of periodic statements for all reportable securities accounts. Employees are permitted to use such duplicate brokerage confirmations and account statements in lieu of submitting their quarterly transaction reports, provided that all of the required information is contained in those confirmations and statements and such statements are received by the CCO within 30 days of each calendar end.

     Any such report may contain a statement that the report shall not be construed as an admission by the person making such a report that he has any direct or indirect beneficial ownership in the security to which the report relates.

4.   Establishment of New Accounts:
     ------------------------------

     Within 10 days after doing so, Patterson requires employees to disclose the following information about any newly opened account containing reportable securities held for the direct or indirect benefit of the access person:

     (a) The  name  of the  broker,  dealer  or bank  with  which  the  employee
         established  the  account;   and  any  associated   account  number  or
         identifier
     (b) The date the account was established;
     (c) A holdings report as detailed above in V, 1
     (d) The date the report is submitted.

5.   Confidentiality of Reports
     --------------------------

     Patterson maintains all transactions and holdings reports in strict confidence, except to the extent necessary to implement and enforce the provisions of the code or to comply with requests for information from government agencies.

6.   Exemption from Reporting Rules
     ------------------------------

     In accordance with SEC Rule 204A (1) Patterson has elected to exempt the need to report and of the following:

     (a) Any securities held in accounts over which employee has no direct or indirect influence or control;

     (b) Any transaction with respect to transactions effected pursuant to an automatic investment plan, including dividend reinvestment.

     (c) Any transaction report if such report would duplicate information contained in broker trade confirmations or account statements that are automatically copied to CCO, providing that such confirmations and statements are received no later than 30 days after the end of the applicable calendar quarter.


Section VI   Gifts and Entertainment.
             -----------------------

1. A conflict  of interest  occurs  when the  personal  interests  of  employees interfere or could potentially interfere with their responsibilities to Patterson and its clients. The overriding principle is that employees should not accept inappropriate gifts, favors, entertainment, special accommodations, or other things of material value that could influence their decision-making. Such gifts could come from any company vendor whose product/service is used in the management of client accounts, from brokers who provide trade execution to Patterson, or from any other source that could influence employees in their decision making with respect to providing investment advisory services. The following provisions, at a minimum, are to be strictly adhered to:

(a)   Cash
No employee may accept cash gifts or cash equivalents from a client, prospective client, broker, vendor, or any entity that does business with or on behalf of Patterson Capital.
(b) Gifts and Services
Employees are permitted to receive no more than $200 of value of any gifts, services, or entertainment from a single entity doing business with or on behalf of Patterson in the course of a year. Reasonable and customary meals and entertainment are excluded from this de minimis amount, while frequent or extravagant meals and entertainment by a single vendor are not excluded.
(c)   Business Referrals
Employees may not make referrals to clients (e.g., of accountants, attorneys, custodians, or the like) if the employee expects to benefit in any way.
(d)  Solicitation
Employees are expressly prohibited from soliciting for themselves or the firm gifts or anything of value, or using his or her position with the firm to obtain anything of value from a client, supplier, person to whom the employee refers business, or any other entity with which Patterson does business.

2. Similarly, under certain circumstances it may be inappropriate for Patterson or its employees to provide gifts, meals and entertainment.

(a) Employees are precluded from making any gifts of cash or cash equivalents to any employee, plan trustee, third-party consultant or any other such person in a position to make a decision with respect to Patterson's services.

(b) Employees are prohibited from offering gifts, favors, entertainment or other things of value that could be viewed as overly generous or aimed at influencing decision-making with respect to Patterson's services. Specifically gifts, entertainment or services given to any such decision maker totaling in excess of $300 per year, must be pre-cleared by the CCO.
(c) However, employees may, in the normal course of business, provide reasonable and customary meals and entertainment without pre-clearance.

3. Reporting and Pre-Clearance.
   ---------------------------

Patterson recognizes that in the normal course of doing business gifts, services, entertainment may be either received or given. The occurrence of such an exchange in and of itself signifies no breach of fiduciary responsibility or necessarily, any conflict of interest. However, in order to properly monitor any such exchanges for compliance with this policy and in the interests of disclosure, Patterson requires that certain reports and gift pre-clearance occur as follows:

(a) Employees shall report on a quarterly basis any gift, entertainment or service given or received during that quarter, including anything received that would fall under the de minimis exclusion in VI 1, (b), and including anything given that would not require pre-clearance as per VI 2, (b). Such report shall include the date of such exchange, the parties involved both at Patterson and elsewhere, the item/entertainment/or service involved, and an approximate value.
(b) Gifts or services as described in VI 2 (b) need pre-clearance from the CCO.
(c) It will be up to the discretion of the CCO as to if or how any documented reasonable business expense reports from employees can be used to fulfill the reporting requirement of VI 3 (a).
(d) It will be up to the discretion of the CCO to make a determination of whether anything received or given should not be deemed reasonable and customary.
(e) The CCO will make recommendations to senior management for any penalties for violations of this policy. Such penalties could involve any action from a reprimand to dismissal depending upon the circumstances.

4. Enforcement and Compliance
   --------------------------

The CCO is charged with enforcement of this policy which includes, but is not limited to:

(a) Maintain quarterly reports of items given and received for all employees
(b) Maintain records of any items that were reviewed for pre-clearance (whether or not they were ultimately cleared) specifically documenting the circumstances, the parties involved and the reasons supporting the CCO's decision.
(c) Maintain records of any violations of this policy together with and any sanctions imposed on involved employees.

Section VII  Oversight and Compliance with the Code
             --------------------------------------

Patterson's Chief Compliance Officer (CCO), currently designated as H. Patricia Gates, is charged under the Investment Advisor Act rule 206-(4)-7 with monitoring compliance with this Code of Ethics which includes, at a minimum, the following:

1. Collect, review and retain all records as described in Sections IV, V, and VIII as they pertain to the personal securities trading and reporting.

2. Designate at will any person as a Reviewer, who could be assigned to assist in any of the oversight tasks described in this Section VI.

3. Provide such a Reviewer with appropriate written procedures to successfully execute such tasks.

4.   Maintain records documenting any violations of the code.

5. Establish and maintain procedures to reasonably monitor that material nonpublic information either about clients, about Patterson's investment strategies and activities, or issuers is being safeguarded.

6. Provide any subsequent amendments to this Code to all employees and provide as necessary, any explanation of said amendments.

7. Maintain a list of all employees (as defined in Section I) that are subject to the entirety of this Code.

8. Obtain written acknowledgment of receipt of the Code and any amendments thereto from all employees, certifying that they have read, understand and agree to comply with the Code, and shall obtain annual written certification from employees thereafter that they have received, read and complied with the Code during the last year.

9. Include on Schedule F of Form ADV, Part II a description of its code including a statement that Patterson will provide a copy of the code to any client or prospective client upon request.

10. Train and educate employees in all aspects of the code and its application. Training will occur periodically and all supervised persons are required to attend any training sessions or read any applicable materials.

11.  Annually   perform  the   following   reviews  which  satisfy  the  further
     requirements of the Investment Company Act Rule 17j-1 and rule 38a-1.

     (a) Review  the  adequacy  of  the  code  and  the   effectiveness  of  its
         implementation.

     (b) Obtain approval of the Board of Directors of the code from any mutual funds Patterson advises or sub-advises, including any material amendments thereto.
     (c) Provide an annual written report to the Board of Directors of the funds Patterson advises or sub-advise that describes any issues arising under the code since the last report, including information about material violations of the code and sanctions imposed in response to such violations. The report must include discussion of whether any waivers that might be considered important by the Board were granted during the period. The report must also certify that Patterson has adopted procedures reasonably necessary to prevent access persons from violating the code.
     (d) Report to Patterson senior management regarding this annual review of the code and bring to their attention any material violations and subsequent enforcement actions.

12. Maintain documentation and supporting record for any specific waiver of this code.

13.  A list of Patterson's restricted securities, to be updated quarterly.


Section VIII Reporting of Violations
             -----------------------

Rule 204A-1 (a) (4), from which this Code derives, requires that any violations of this Code be promptly reported to the CCO or to another designated person. Such reports will be treated confidentially to the extent permitted by law and investigated promptly and appropriately. Similarly, Patterson permits reports to be submitted anonymously. The following further provisions apply:

1. The types of reporting required include: noncompliance with applicable laws, rules, and regulations; fraud or illegal acts involving any aspect of Patterson's business; material misstatements in regulatory filings, internal books and records, clients records or reports; activity that is harmful to clients, including fund shareholders; and deviations from required controls and procedures that safeguard clients and the firm.

2. Patterson encourages its employees to seek legal advice with respect to any action or transaction which may violate the code and to refrain from any action or transaction which might lead to the appearance of a violation.

3. Patterson requires its employees to report "apparent" or "suspected" violations in addition to actual or known violations of the code.

4. Retaliation against an individual who reports a violation is prohibited and constitutes a further violation of the code.

5. Employees are advised that any violation of the code may result in any disciplinary action that a designated person or group (e.g., chief compliance officer, compliance committee) deems appropriate, including but not limited to a warning, fines, disgorgement, suspension, demotion, or termination of employment. In addition to sanctions, violations may result in referral to civil or criminal authorities where appropriate.


Section IX   Record Keeping
             --------------

As required by the Investment Advisors Act and its own internal policies, Patterson maintains the following:

1. A written copy of the code to be maintained for 5 years after the last date the code was in effect.
2. A record of any violation of the code and any action taken as a result of such violation for five years from the end of the fiscal year in which the violation occurred.
3. All written acknowledgements from each employee of receipt of the code and any amendments for 5 years after each employee ceases to be employed by Patterson.
4. Holdings and transactions reports made pursuant to the code, including any brokerage confirmation and account statements made in lieu of these reports.
5. A list of the names of current employees who are subject to the code, including a list of those persons who have been subject to the code at any time during the prior 5 years.
6. A record of any decision and supporting reasons for approving an employee's acquisition of securities through an IPO or limited offering; to be kept for 5 years after the end of the fiscal year in which approval was granted.
7. Records of any decisions that grant employees a waiver from or exception to the code.
8. A record of any persons designated by the CCO as Reviewers along with the period they were so designated.
9. Copies of annual reports filed with the Board of Directors of any mutual funds Patterson may serve as sub-advisor to.

                                 ACKNOWLEDGMENT


                  I have read and understand the Code of Ethics of The Patterson Capital Corporation, recognize that they apply to me and agree to comply in all respects with the procedures described therein.

Date: ________________________         Print Name:____________________________


                                       Signature:______________________